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                                                                  EXHIBIT 23.1.2


Consent of Independent Certified Public Accountants


International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number (333-96261) of our report dated April 7, 2000 relating to the consolidated financial statements of International Fuel Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ BDO Seidman, LLP

St. Louis, Missouri
May 8, 2000